EXHIBIT TO ITEM 77(Q)(1)(A)

Copies of any material amendments to the registrant's charter or by-laws

The Amended and Restated Bylaws of Sterling Capital Funds dated
November 19, 2015 is herein incorporated by reference to Post-
Effective Amendment No. 116 to the Registration Statement on Form N-1A (Accession No. 0001193125-15-390210) ("PEA 116") as filed with the
SEC on November 30, 2015.





EXHIBIT TO ITEM 77Q(1)(e)

Copies of any new or amended registrant investment advisory contracts

The following document is included in Registrant's 485APOS, filed on November 30, 2015, and incorporated by reference herein:


(1)	Amendment to Investment Advisory Agreement dated August 20,
2015



The following document is included in Registrant's 485BPOS, filed on January 28, 2016, and incorporated by reference herein:


(1)	Investment Sub-Advisory Agreement dated November 23, 2015